UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 27, 2026 (May 21, 2026)

Crescent Capital BDC, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-01132	47-3162282
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11100 Santa Monica Blvd., Suite 2000,
Los Angeles, CA		90025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 235-5900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to 12(b) of the Act:

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CCAP	The Nasdaq Stock Market LLC

Common Stock, par value $0.001 per share

(Title of class)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On May 21, 2026, Crescent Capital BDC Funding, LLC, a wholly owned subsidiary of Crescent Capital BDC, Inc. (the “Company”), entered into the Ninth Amendment to Loan and Security Agreement (the “Amendment”), which amends the Loan and Security Agreement, dated as of March 28, 2016, by and among the Company, as collateral manager, Crescent Capital BDC Funding, LLC, as borrower, and Wells Fargo Bank, National Association, as administrative agent, collateral agent, and lender. The Amendment, among other things, (a) increased the spread from 1.95% to 2.00%, and (b) increased the facility size from $400.0 to $500.0 million, (c) extended the last day of the reinvestment period to May 21, 2029, and the stated maturity date to May 21, 2031, and (d) reduced the non-usage fee from 0.50% to 0.35%.

The description above is only a summary of the material provisions of the Amendment and is qualified in its entirety by reference to a copy of the Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 8.01.	Other Events.

As previously announced on November 3, 2025, the Company entered into a Fourth Supplement to Note Purchase Agreement (the “Fourth Supplement”) by and among the Company and the qualified institutional investors named therein (the “Series 2025A Additional Purchasers”) governing the issuance of up to (a) $67.5 million in aggregate principal amount of senior unsecured notes due February 13, 2029 (the “Tranche A Notes”), (b) $67.5 million in aggregate principal amount of senior unsecured notes due February 13, 2031 (the “Tranche B Notes”) and (c) $50.0 million in aggregate principal amount of senior unsecured notes due May 22, 2029 (the “Tranche C Notes”). The issuance of the Tranche A Notes and Tranche B Notes occurred on February 16, 2026.

The issuance of the Tranche C Notes occurred on May 22, 2026. The Tranche C Notes have a fixed interest rate of 5.97% and will be due on May 22, 2029 unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with their terms.

On May 22, 2026, the Company repaid $111.6 million of the FCRX 5.00% unsecured notes in full.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Number	Description

10.1	Ninth Amendment to Loan and Security Agreement, dated May 21, 2026, by and among the Company, Crescent Capital BDC Funding, LLC and Wells Fargo Bank, National Association.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT CAPITAL BDC, INC.

Date: May 27, 2026	By:	/s/ Gerhard Lombard
	Name:	Gerhard Lombard
	Title:	Chief Financial Officer